UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  June 12, 2009

GOLDPOINT RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53452	75-3250686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 North America Way, Suite 201 Miami, Florida	33132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	305-416-6402

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Goldpoint Resources, Inc. (“Goldpoint”, “We”, “Our” or the “Company”) and its wholly owned subsidiary Island Breeze International  (“IBI”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe Goldpoint's and IBI’s future plans, strategies and expectations, are generally identifiable by use of words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Goldpoint's and IBI’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Goldpoint undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Prelude
Goldpoint formerly was an exploration stage company, which owns an option to acquire a mineral claim in Clark County, Nevada.

Goldpoint has recently sought to acquire an interest in an operating company.  Goldpoint has made such an acquisition, which is the primary subject discussed in this Form 8-K filing.

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to the disclosure set forth under Items 2.01 and 8.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

As more fully described in Item 2.01 below, effective June 12, 2009, Goldpoint entered into an exchange agreement (the “Exchange Agreement”) with Olympian Cruises, LLC (“Olympian”), a Delaware limited liability company.

Under the terms of the Exchange Agreement, Goldpoint, will at closing, acquire all of the issued and outstanding capital stock of IBI, a privately held exempt Cayman Islands company, which before closing was a wholly owned subsidiary of Olympian.  In exchange for the outstanding capital stock of IBI , Goldpoint is obligated to issue to Olympian, 13,889,500 shares of Goldpoint’s Class A Common Stock, $0.001 par value and 16,110,500 shares of Goldpoint’s Class B Common Stock (hereinafter the “Share Exchange”). Goldpoint is not currently authorized to issue either Class A Common Stock or Class B Common Stock.  Therefore, the Exchange Agreement requires Goldpoint to create a new Delaware corporation, Island Breeze International, Inc. and merge into it (the “Merger”).  As a consequence of such merger, Goldpoint’s name will be changed to Island Breeze International, Inc. and it will be authorized to issue Class A Common Stock, Class B Common Stock and preferred stock under its Certificate of Incorporation.

In order to facilitate the closing of the Share Exchange, Goldpoint and Olympian agreed to consummate the Merger after the consummation of the Share Exchange rather than beforehand.  Olympian will initially receive 30,000,000 shares of Goldpoint’s common stock on consummation of the Share Exchange and after the Merger is consummated will exchange 16,110,500 shares of Class A Common Stock for an identical number of shares of Class B common stock (the “B for A Exchange”).  After consummation of the Share Exchange, Goldpoint will issue (i) 5,566,795 shares of its common stock to Catino, SA in satisfaction of three convertible promissory notes (the “Catino Convertible Notes”) aggregating $5,000,000 in principal and $566,795 in accrued interest and (ii) an aggregate 300,049 shares common stock in satisfaction of three convertible promissory notes aggregating $150,000 in principal and $25.00 in interest (the “Investor Notes”).  The Catino Convertible Notes and the Investor Notes were issued by IBI and by their terms automatically converted into Goldpoint common stock immediately after of the consummation of the Share Exchange.

Pursuant to the Exchange Agreement, Goldpoint was required to redeem 2,000,000 shares of its common stock from Patrick Orr, Goldpoint’s former President and one of two members of its Board of Directors prior to the closing of the Share Exchange, in consideration for a convertible promissory note in the amount of $600,000 (the “Orr Note”).  The Orr Note matures on September 12, 2009, unless sooner converted by the holder at a conversion price of $1.00 per share.  We can force the conversion on or before the maturity date on written demand provided we pay Mr. Orr $50,000.

The terms of the Class A Common Stock and Class B Common Stock will be substantially identical except that holders of Class A Common Stock have the right to cast one vote for each share held of record and holders of Class B Common Stock have the right to cast ten votes for each share held of record on all matters submitted to a vote of holders of common stock.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth under Items 1.01 and 8.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

As of June 12, 2009, Olympian, a Delaware limited liability company, acquired control of our company (Goldpoint) and we expect to become a Delaware corporation and change our name to Island Breeze International, Inc.  As of such date, Goldpoint issued an aggregate of approximately 30,000,000 shares of its common stock (or approximately 80.3% of its outstanding common stock then outstanding) to Olympian.  We subsequently issued 5,666,795 shares (14.9% of outstanding) of our common stock in satisfaction of the Catino Convertible Notes and 300,049 shares (0.8% of outstanding) in satisfaction of the Investor Notes.

In return for such issuances of shares, Goldpoint received all of the outstanding shares of capital stock of IBI, a privately held exempt Cayman Islands company.  Thus, IBI became Goldpoint’s wholly-owned subsidiary and the business of the subsidiary constitutes Goldpoint’s only operations.

In connection with the issuances of shares, as described above, and the corresponding change in control of the Company, Patrick Orr resigned as our director, President, and Chief Financial Officer and James Orr resigned as our Corporate Secretary.  Prior to such resignations Patrick Orr appointed new officers and directors of the Company, as further described below.

Prior to the Share Exchange described above, Olympian owned 100% of the outstanding capital stock of IBI and now Olympian has become our majority shareholder.  After the closing of the Share Exchange, Goldpoint issued (i) 5,566,795 shares of its common stock to Catino, SA in satisfaction of three convertible promissory notes aggregating $5,000,000 in principal and $566,795 in accrued interest and (ii) an aggregate 300,049 shares common stock in satisfaction of three convertible promissory notes aggregating $150,000 in principal and $25.00 in interest (the “Investor Notes”).  These notes were issued by IBI, and by their terms automatically converted into Goldpoint common stock after the closing of the Share Exchange.

On June 12, 2009, immediately prior to the Share Exchange, Goldpoint redeemed 2,000,000 shares of its common stock from Patrick Orr, Goldpoint’s former President and one of two members of its Board of Directors prior to the Share Exchange, in consideration for a convertible promissory note in the amount of $600,000 (the “Orr Note”).  The Orr Note matures on September 12, 2009, unless sooner converted by the holder at a conversion price of $1.00 per share.  We can force the conversion of the Orr Note on or before the maturity date on written demand, provided we pay Mr. Orr $50,000.

The Company, Goldpoint, (which has been a Nevada corporation), by way of merger into a newly formed Delaware corporation (the “Merger”), will became a Delaware corporation, change its name to Island Breeze International, Inc. and change its authorized capital stock to 100,000,000 shares of Class A Common Stock, par value $0.001 per share, 16,110,500 shares of Class B Common Stock, par value $0.001 per share and 1,000,000 shares of preferred stock, par value $0.001 per share.

It was originally contemplated that the Merger would occur prior to the consummation of the Share Exchange.  However, in order to facilitate the closing of the Share Exchange, Goldpoint and Olympian agreed to effect the Merger after the consummation of the Share Exchange rather than beforehand.  After consummation of the Merger, Olympian will exchange 16,110,500 shares of Class A Common Stock for an identical number of shares of Class B Common Stock (the “B for A Transfer”).

In connection with the Share Exchange, Patrick Orr resigned as our director, President and Chief Financial Officer and James Orr resigned as our Corporate Secretary.  Prior to the resigning as a director, Patrick Orr appointed additional members to the Board, effective as of the date of the Share Exchange, so that our Board of Directors now consists of the following members: Bradley T. Prader, Sean F. McManimon, Michael C. Hovdestad, Thomas L. Schneider and Craig A. Szabo.  It is expected that the full Board of Directors will undertake the duties of the Compensation Committee, the Audit Committee and the Nominating Committee.  Goldpoint’s directors also appointed new officers of the Company as follows:  Bradley T. Prader as President, Chief Executive Officer and Chairman, Sean F. McManimon as Chief Operating Officer, Michael C. Hovdestad as Chief Legal Officer, and Steven G. Weismann as Chief Financial Officer.

Description of the Merger:  We will create a new Delaware corporation (sometimes referred to herein as “IBI International”) and, will merge ourselves into it.  IBI International will survive the Merger, Goldpoint, our predecessor Nevada corporation (the “Predecessor”), will no longer exist, and our shareholders will no longer hold shares of such Nevada corporation but instead own shares of IBI International common stock (the “New Common Stock” or just “Common Stock”) in the same proportion in which they held shares of the common stock of the Predecessor (the “Old Common Stock”).  The Merger will have the following effects:  (a) we will be a Delaware corporation and no longer a Nevada corporation; (b) our name will change from Goldpoint Resources, Inc. to Island Breeze International, Inc.; (c) our common stock will consist of Class A Common Stock and Class B Common Stock; (d) for every share of Old Common Stock, our shareholders will be issued one share of Class A Common Stock; (e) we will have, as provided in IBI International’s Certificate of Incorporation, 1,000,000 shares of “blank check” preferred stock authorized, which shares may be issued from time to time in one or more series by the Board of Directors, with such powers, preferences and other rights as determined from time to time by the Board of Directors; and (f) we will adopt new by-laws.  Pursuant to the Exchange Agreement, after the Merger is effected, Olympian will exchange 16,110,500 shares of our Class A Common Stock for the identical number of shares of Class B Common Stock (the “B for A Exchange”).

Prior to the Share Exchange, we had no operations and had net assets primarily consisting only of an option to acquire a mineral claim in Clark County, Nevada.  Our Company was incorporated in the state of Nevada on June 29, 2007.  Recently, we have been seeking to acquire an interest in an operating company.

After the Merger is consummated, we will have become a Delaware corporation with 116,110,500 authorized shares of common stock, $.001 par value per share, 100,000,000 of which will be designated Class A Common Stock, and 16,110,500 shares of which are designated Class B Common Stock, and 1,000,000 authorized shares of “blank check” preferred stock, $.001 par value per share, and no other authorized capital stock.  The Merger will cause the shares of Old Common Stock outstanding prior to the Merger to be exchanged for shares of Class A Common Stock on a share for share basis.   No shares of Preferred Stock will be outstanding.  We will not issue fractional shares in the Merger.  The certificate of incorporation of our Nevada predecessor provides for 50,000,000 authorized shares of common stock and no preferred stock.

On the closing of the Share Exchange and the subsequent issuances of shares of our common stock to Catino, SA on the satisfaction of the Catino Convertible Notes and to the three holders of the Investor Notes in satisfaction thereof, Olympian owns 30,000,000 shares of our Common Stock.  Catino owns 5,566,795 shares of our Common Stock and the three holders of the Investor Notes own an aggregate of 300,049 shares of our Common Stock.  Olympian’s, Catino’s, and the holders of the Investor Notes shares represent 80.3%, 14.9% and 0.8% of our issued and outstanding common stock, respectively.  The existing stockholders of Goldpoint, as constituted prior to the Share Exchange, will, following the Merger, own 1,500,000 shares of Goldpoint’s Class A Common Stock representing 4.0% of the shares of common stock outstanding at that time.  Catino, SA will also hold warrants to purchase 1,000,000 shares of our Common Stock and Mr. Orr holds our $600,000 convertible promissory note that may be converted into 600,000 shares of our Common Stock.  If the warrants are exercised and the Orr Note are converted, Olympian’s, Catino’s, Mr. Orr’s (represented by the Orr Note) and the holders of the Investor Notes shares will represent 77.0%, 16.9%, 1.5% and 0.8% of Goldpoint’s issued and outstanding common stock, respectively.  In such case, the shares owned by existing shareholders of Goldpoint will represent 3.8% of Goldpoint’s issued and outstanding common stock.

We believe that the issuances in connection with the Share Exchange were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.  Reference is made to the section which appears later in this Report with the heading, Management’s Discussion and Analysis or Plan of Operation - Financial Liquidity and Capital Resources, for a description of circumstances regarding the issuance of the warrants and the Orr Note, the exercise and conversion of which would result in issuances of additional shares of our Common Stock.  Such additional issuances will have the effect of further diluting the percentage ownership of our stockholders.

Explanatory Note.

As used in the remainder of this report, unless the context otherwise requires, the words “we”, “our” and “us” and words of similar import refers to Goldpoint and each company affiliated with it after the closing of the Share Exchange.  Since virtually all of our assets and operations are conducted through IBI, the discussions of our business and the risks we face and our historic economic performance, which are subsequently presented in this Form 8-K, relate primarily to IBI.  Specific discussions or comments relating to Island Breeze International will reference “IBI,” and those relating to Goldpoint Resources, Inc. will reference “Goldpoint”.

Description of Business.

Overview

IBI was incorporated under the laws of the Cayman Islands as an exempt company on September 27, 2006.  We have had no revenue and have no operations.  Our efforts since our incorporation have been focused on developing and operating gaming day cruises to nowhere.  We own two vessels which we expect to substantially renovate and equip with gaming, restaurant and entertainment related equipment.  We are currently evaluating port locations in the United States and internationally for the establishment of our initial operations.  The ports that are primarily being considered for the Company’s initial operations in the United States include Florida and Texas, and internationally we are considering various locations in East Asia.

We do not have the cash reserves required to complete the renovations of our vessels or to commence operations.  We believe that we will need at least $16,000,000 of outside funding for us to launch our first vessel and initiate our business.  Additional funds, which we estimate to be not less than $20,000,000, will be required for us to launch our second vessel and to expand our operations.

We currently expect to commence our initial cruise operations upon completion of the renovation of the m/v Casino Royale (the “Casino Royale”), a 430 foot vessel currently located in the Bahamas, which the Company acquired on May 23, 2008.  Upon completion of the renovations, we expect that the Casino Royale will have a passenger capacity of approximately 1,200 passengers and contain approximately 780 gaming positions (400 slot machines and 380 table game positions), although the final configuration may vary.

After commencement of our initial operations with the Casino Royale, we expect to commence renovations of the m/v Island Breeze (the “Island Breeze”), a 410 foot vessel currently located in Greece which we acquired on September 12, 2007.  After it is renovated, we expect the Island Breeze to have a passenger capacity of approximately 1,200 passengers and contain approximately 767 gaming positions (392 slot machines and 375 table game positions), although the final configuration may vary.  Upon completion of renovations of the Island Breeze, we intend to place the Island Breeze in service and establish our second planned cruise-to-nowhere operation from a yet to be determined port location.  We may reverse the order in which we launch our vessels.

Acquisitions

On May 23, 2008, we acquired the m/v Casino Royale from Catino, SA.  The Casino Royale is approximately 430 feet in length, has a cruising speed of 17 knots, and will have a capacity of approximately 1,200 passengers after completion of intended renovations.  After we have secured the necessary financing, we will renovate the Casino Royale and purchase and install the related equipment and systems (including casino equipment, food and beverage equipment, surveillance systems, accounting systems and player tracking systems).  We expect the Casino Royale will feature a main gaming deck area measuring approximately 11,000 feet with 12 to 14 foot high ceilings, two upper level slot machine salons, a poker room and sports bar with a sports book.  After the renovation is complete, the Casino Royale will also offer dining and entertainment experiences with a 300 seat buffet restaurant, a 100 seat fine dining restaurant, a VIP lounge and a covered outdoor entertainment area, although the final configuration may vary.  The Casino Royale was originally built as an overnight passenger/vehicle ferry with a car/truck deck on what is now the main gaming deck.  This vessel is fitted with an active retractable fin stabilization system which provides additional passenger comfort in the event of adverse sea conditions.  The Casino Royale is currently moored in Freeport, Bahamas.  Since May, 2008 we have incurred approximately $1,500,000 in renovation and carrying costs for the Casino Royale, including, but not limited to, costs related to planning; purchase of materials, parts, and equipment; material removals; and additional carrying costs related to labor (crew), fuel, insurance, and dockage.  We estimate that the full scale renovation of the Casino Royale will cost an additional $8,400,000, which will occur after the required financing is secured and will take approximately five months from the commencement of full scale renovations.  Additionally, we anticipate that we will incur an additional $1,500,000 in costs related to the purchase and installation of gaming equipment, IT equipment, and other furniture, fixtures & equipment.  We may modify the scope of the renovations if we are unable to secure the financing we require to complete the renovations we currently envision.

On September 12, 2007, we acquired an existing day cruise vessel, the m/v Atlantis, from Fortune Ship Investments, Ltd., and subsequently renamed the vessel the m/v Island Breeze. The Island Breeze is approximately 410 feet in length, has a cruising speed of 18 knots, and will have a capacity of 1,200 passengers upon the completion of renovations. After we launch the Casino Royale and secure additional financing to renovate the Island Breeze, we intend to commence renovations of the Island Breeze and to purchase and install the related equipment and systems.  We expect that after the completion of renovations, the Island Breeze will feature a contiguous gaming area measuring approximately 15,000 square feet with 15 to 16 foot high ceilings, a poker room, a sports bar and a sports book. The Island Breeze will also offer a 300 seat buffet restaurant, a 100 seat fine dining restaurant, a high energy nightclub, a VIP lounge and a 400 seat showroom, although the final configuration may vary. The Island Breeze was originally built as an overnight passenger/vehicle ferry with car decks on the main and mezzanine levels where the gaming and buffet/showroom levels are located. The Island Breeze is fitted with an active retractable fin stabilization system which provides additional passenger comfort in the event of adverse sea conditions. The Island Breeze is currently moored in Elefsina Bay, near Piraeus, Greece (six miles southeast of Athens).  Since September, 2007 we have  incurred approximately $1,800,000 of renovation and carrying costs for  the Island Breeze, including, but not limited to, costs related to  planning; purchase of  materials, parts, and equipment; material removals; and additional carrying costs related to such as labor(crew), fuel, insurance, and dockage. We estimate that the full scale renovation of the Island Breeze will cost an additional $9,900,000 and will take approximately five months from the commencement of full scale renovations, which will occur after the required financing is secured.  Additionally, we anticipate that we will incur an additional $3,300,000 of costs related to the purchase and installation of gaming equipment, IT equipment, and other furniture, fixtures & equipment.  Further, we will continue to incur additional carrying costs related to the Island Breeze while we focus on the renovation and launch of the Casino Royale which we expect to renovate before we begin renovating the Island Breeze.  As in the case of the Casino Royal, we may modify the scope of the renovations if we are unable to secure the financing we require to complete the contemplated renovations.

Business Strategy

We intend to offer our gaming day cruises twice daily (per vessel) with cruise durations of five to six hours per cruise. We plan to charge a boarding fee, and will offer our customers a full gaming experience complete with ticket-in-ticket-out slot machines, table games (such as Craps, Roulette, Baccarat, Black Jack, Spanish Black Jack, Double Exposure Black Jack, Single Deck Black Jack, Three Card Poker, Four Card Poker, Let It Ride Bonus, Caribbean Stud, Texas Hold’em Bonus, and variations of Poker, etc.), sports betting, and entertainment venues.  Following renovations, the entertainment venues on the Casino Royale will include a 100 seat full service gourmet restaurant, a 300 seat buffet restaurant, a sports bar, a VIP lounge and a covered outdoor entertainment deck, and the entertainment venues on the Island Breeze will include a 100 seat full service gourmet restaurant, a 300 seat buffet restaurant, a sports bar, a high energy nightclub, a VIP lounge and a 400 seat showroom, although the final configuration of each vessel may vary.  We may modify the scope of the renovation if we are unable to secure the financing we require to complete the contemplated renovations.

Marketing

We expect to initiate a comprehensive marketing program aimed at establishing the Company’s cruise ships as a premier entertainment destination for residents, business travelers, tour groups, and leisure travelers. We will attempt to create and encourage new and repeat visitation from our target market.  We expect our marketing program to include: the implementation of a player tracking system; a direct mail program; print media, electronic media, broadcast and outdoor media advertising; event marketing; a busing program; public relations efforts (including an emphasis on consumer and trade markets); direct sales to meeting and convention decision makers; sponsorship at events and conventions; a corporate website; a premium player/slot club; automated sales kiosks and preferred member, VIP, and entertainment package programs.

Depending on availability, we intend to allocate a significant amount of our future resources to marketing.  We believe that the marketing of our business will be important to our success.  We expect to target three audiences: the resident market, the leisure and business travel market, and the group market. We intend to focus our marketing efforts on adults, ages twenty-one years or older, located within a one hundred mile radius of our ports of operation.  In addition to our marketing programs, we expect to benefit from the advertising and promotion of our dining and entertainment venues. Our ability to initiate our marketing program, or for that matter any marketing initiative, will depend on our having sufficient working capital available to do so, of which there can be no assurance.  We believe that marketing is essential to successful operations, and if we lack sufficient working capital to implement a significant marketing campaign, our likelihood of success will be dramatically reduced.  Additionally, there can be no assurance that any of these strategies will result in significant market acceptance of the Company’s gaming day cruise operations.

Market and Industry

Gaming has been a leading leisure activity within the United States. According to the American Gaming Association, in 2007 the United States commercial casino industry was a significant contributor to the national economy and to the economies of local communities across the country. The industry’s growth was spurred by the expansion of commercial gaming into new states such as Pennsylvania, the opening of new properties in existing gaming jurisdictions such as Louisiana and Iowa, reinvestment in existing gaming properties throughout the United States, and the redevelopment of the gaming industry in areas that were severely damaged by Hurricane Katrina.  In 2007, gross gaming revenues continued a modest but steady growth as exhibited in past years and totaled $34.13 billion, a 5.3% increase, over 2006 figures.  As the national economic environment continued to deteriorate through 2008, unfavorable conditions have taken their toll on gaming businesses.  For example, the negative economic conditions impacted the Las Vegas market as Las Vegas gaming revenue dropped nearly 15% in 2008 with tourism numbers down almost 10%.  It appears that the deterioration in revenue for the Las Vegas market was significantly affected by the corresponding drop in convention business.  With regard to Atlantic City, the gaming industry was not only hurt by conditions similar to Las Vegas, (i.e. a lack of national patrons traveling to destinations)  but was also negatively impacted by growing competition in neighboring states and a partial ban on smoking in casinos.  Atlantic City’s declining revenues coincided with the opening of slots parlors in Pennsylvania and New York. This new competition captured gamblers who previously viewed Atlantic City as their only choice without flying to Las Vegas or driving for hours to other states.

We expect our operations will be focused on customers residing within the regional market of our ports of operation.  Therefore, we do not anticipate that our operations will be as dependent on tourism, convention business, or other fly-in type of business as are markets such as Las Vegas and Atlantic City. We will not have hotel or convention space to fill and our marketing efforts will focus on patrons within 100 miles of our ports of operation.  We may actually benefit from the recent economic conditions since potential patrons may take fewer trips to tourist centers such as Las Vegas and may be looking for gaming options closer to home.  Conversely, the current economic conditions may have a negative effect on the amount of discretionary spending of patrons on gaming and entertainment activities such as those we intend to offer.

We are aware of certain competitors that provide products and services similar to those that we intend to offer in the markets we expect to establish operations, including but not limited to the Florida, Texas, and Asian gaming markets. Many of these companies may enjoy superior capitalization, name recognition, licensing and existing market share.  The discussion below summarizes the competition we expect to encounter if we initiate operations in Florida and Texas.

Florida Market

There are established coastal gaming cruise vessel operations within the State of Florida.   The day cruise operator with the greatest number of vessels operating in Florida is Sun Cruz Casino with a total of four vessels (Jacksonville, Port Canaveral, Port Ritchie and Key Largo) in addition to one that it operates in South Carolina (Myrtle Beach).  However, all of the Sun Cruz vessels, except for its Port Canaveral vessel, are significantly smaller than the vessels we currently own and intend to operate.  There is another day cruise operator within the State of Florida that operates a vessel similar in size to ours.  This operator is the Palm Beach Casino which operates the Palm Beach Princess from the Port of Palm Beach.  Another smaller vessel cruise-to-nowhere operation within the State of Florida is the Big M Casino, located in Fort Myers Beach.  Cruise operators that currently offer ferry services from the east coast of Florida to the Bahamas are the Discovery Cruise Line and Imperial Majesty Cruise Line, both of which have gaming onboard their vessels.  We believe that after we complete the renovations of the Casino Royal or the Island Breeze and if we establish a gaming cruise operation from a suitable port in Florida, we will have one of the largest gaming cruise-to-nowhere passenger vessels operating in Florida.  Further, we believe that our vessel will have a competitive advantage over other gaming cruise-to-nowhere vessels as a result of our upgraded facilities.

In addition to competing with other vessels in the coastal gaming cruise business, our Florida operations will compete with a variety of other gaming facilities located throughout the State.  Existing gaming in Florida includes the state lottery, charitable bingo, pari-mutuel wagering (including thoroughbred racing, greyhound racing, harness racing, quarter horse racing, interstate/intrastate inter-track wagering, and jai-alai), poker, slot machines at pari-mutuel facilities located in Broward County and Miami-Dade County and Native American casinos.

There are currently two Native American tribes that have existing gaming facilities in Florida; the Seminole Tribe and the Miccosukee Tribe.  The Seminole Tribe has seven casino facilities, the two largest are the Hard Rock Hotel and Casinos in Hollywood and Tampa, respectively.  Five smaller Seminole owned facilities are the Seminole Hollywood Casino in Hollywood, the Big Cypress Casino in Clewiston, the Seminole Casino Brighton in Okeechobee, the Seminole Casino Immokalee in Immokalee, and the Seminole Casino Coconut Creek in Coconut Creek. The Miccosukee Indians operate the Miccosukee Resort & Gaming Center located in the western section of Miami-Dade County, adjacent to the Everglades.

In November 2007, the Governor of Florida signed a gaming compact between the Seminole Tribe and the State of Florida (the “Compact”) expanding gaming at Seminole facilities to include Las Vegas style slot machines and house banked card games such as Black Jack, which previously was not permitted.  The Compact has been the subject of substantial litigation and resolution is now with the Florida state legislature (“Legislator”) which recently approved the parameters for a gambling agreement with the Seminole Tribe which would legalize house banked card games.  Governor Crist of Florida and the Seminole tribe now have until August 31, 2009 to finalize the agreement.  If the two sides can agree on terms, the deal would have to be ratified by the Seminole Tribal Council and the Legislature.  The outcome remains uncertain.

In addition to the Native American casinos and the cruise-to-nowhere vessels, the (four facilities) pari-mutuel facilities in Broward County and Miami-Dade County (three facilities) Florida are permitted to install slot machines in their facilities.  If a compact is ultimately ratified by the State of Florida, various gaming facilities in Florida will benefit from lesser operating restrictions and various other concessions including the legalization of additional forms of gambling which is presumably intended to improve these facilities ability to compete with the Seminole facilities.  This will result in heightened competition in the State.  The State of Florida also allows poker rooms at pari-mutuel facilities located throughout the state.  Our competition may increase in the future if the State of Florida legalizes additional gaming activities at the pari-mutuels and other facilities within the state and/or approves the expansion of Native American or other land based gaming in Florida.

Texas Market

There are currently no other coastal gaming cruise vessel operations within the State of Texas.  Our potential Texas operation will compete with a variety of other gaming facilities located in Texas and surrounding states.  Existing gaming in Texas includes the state lottery, charitable bingo, pari-mutuel wagering on horse and dog racing, and one Native American casino.

The Native American casino located in Texas, the Kickapoo Tribe’s Lucky Eagle Casino, is located in Eagle Pass, approximately 387 miles from Houston. The U.S. Court of Appeals for the Fifth Circuit has recently ruled that any tribal gaming expansion requires the approval of the State of Texas.  The closest casino gaming options for residents of the Houston market area are in and around Lake Charles, Louisiana, which is approximately 150 miles from Houston.  These facilities include: (i) the Delta Downs Racetrack; (ii) Isle of Capri (river boats); (iii) L’Auberge Du Lac Casino (river boat); and (iv) the Coushata Casino, which is a Native American facility.

East Asian Market

The Company is currently evaluating international gaming opportunities in East Asia.  Growth in the Eastern Asian gaming market has been dramatic.  For example, rapid growth has occurred in areas such as Macau. Large and varied casino development in Macau highlights the potential for our product in the East Asian market.  Revenue per head in Macau already surpasses that achieved in Las Vegas.  In 2007, approximately 27 million visitors to Macau generated a gaming win of approximately $10 billion UD dollars, surpassing that of Las Vegas.

The East Asian market is quite diverse and the economic, competitive and regulatory environment changes from country to country.  Depending on the locations we select, we will likely complete with numerous structured and non structured gaming operations which have established market positions.  Because the Company’s business will require the negotiation of port availability and potentially regulatory clearances, the Company will retain the assistance of consultants in initially evaluating and potentially facilitating entry into the East Asian market.

There is no assurance that we will be able to successfully compete with existing or expanded land based or vessel based gaming operating within the State of Florida, Texas, other states or East Asia.  Some of the companies that own or run competing gaming operations enjoy superior capitalization, name recognition, licensing and existing market share.  In additional to gaming based competition, we will also compete with non-gaming entertainment activities, including, but not limited to, short term cruises, resort attractions, various sports activities, and numerous other recreational activities.  There is no assurance that we will be able to successfully compete with such other activities.

Weather and Seasonal Fluctuations

The success of our intended gaming cruise business will depend, to a significant extent, on weather conditions.  In particular, inclement weather, or the threat of such weather, is expected to have a direct effect on passenger counts, potentially adversely affecting our revenues.  Bad weather or sea conditions may result in the cancellation of cruises. Our intended business may also be subject to seasonal fluctuations.  We anticipate that our peak seasons are likely to be the winter and spring seasons due to the increased local population as well as increased tourist populations.

Federal and State Regulations

The effect of  amendments  in 1994 to the Federal  Gambling Ship Act and in 1992 to the  Federal Johnson Act, was to repeal the prior prohibition under Federal law of gambling aboard ships making coastal voyages beyond the jurisdiction of state territorial waters (three  miles on eastern coast of the United States and nine miles within the Gulf of Mexico), and to permit individual states to enact laws regulating or prohibiting gambling aboard ships making coastal voyages from ports located in such states.

From time to time in prior years, bills have been introduced in the Florida legislature which if enacted, would prohibit coastal gaming cruises from Florida ports.  No such bills have been enacted and no such bill is currently pending.  There is a risk that the State of Florida, the State of Texas and municipalities in Eastern Asia or other jurisdictions may at some future date regulate or prohibit the coastal cruise gaming business.  In addition, the Federal government or Asian nations could enact regulations or prohibit coastal gaming cruises.

Further, from time to time, bills have been introduced seeking to place passenger surcharges on cruises originating from ports within the State of Florida. Originally, this surcharge was intended to fund a trust fund to be used for statewide beach restoration and management.  Such bills were subsequently amended so that the gaming cruise industry would not be taxed.  However, there can be no assurance that similar bills designed to tax passengers on cruises such as those we expect to offer will not be introduced in the future.  In addition, while current law and regulations do not now prohibit casino advertising, from time to time, bills have been introduced which, in part, prohibit advertising of any form of gambling.  There can be no assurance that such bills will not be reintroduced or enacted in the future.  There has also been litigation instituted in the State of Florida against gaming cruise operators for allegedly causing a public nuisance.  There can be no assurance that further litigation will not be instituted in the future which, if successful, could adversely affect the industry in which we operate.

The Casino Royal and Island Breeze, and any other vessels which we may operate in the future must comply with various international and U.S. Coast Guard requirements as to ship design, on-board facilities, fire safety, equipment, personnel and general safety.  In addition, we are subject to certain state and local safety and health laws, regulations and ordinances that apply to non-gaming businesses, such as the Clean Air Act, the Clean Water Act, and other environmental rules and regulations.  The coverage and compliance costs associated with these laws, regulations and ordinances will result in additional costs to our operations in the future.

The vessels we own are subject to the provisions of SOLAS 74, which was adopted in 1974 by the International Maritime Organization, a specialized agency of the United Nations that is responsible for measures to improve the safety and security of international shipping, and to prevent marine pollution from ships. SOLAS 74 is the current basic safety standard for all ships engaged in international service.  The Convention was substantially amended in 1992 and 2000 in order to upgrade and improve shipboard fire safety standards.  The amendments are applicable to all passenger ships engaged in international service, including retroactively to those ships that were built prior to 1980. Under the amendments, full compliance with SOLAS 74 standards is to be phased in and implemented over time and completed no later than October 1, 2010.  By that date, passenger ships must comply with the final phase of the implementation of the SOLAS 74 amendments, most notably, requirements that no combustible material is used in ships’ structures and that certain other interior structure and space standards are met. The precise nature and scope of necessary work maybe determined in conjunction with the ship’s classification society.  Upon completion of the planned renovations, our vessels will be in compliance with the current SOLAS 74 requirements including those required to be completed by October 1, 2010.

Renovations, Materials, Research and Development, Environmental Laws, Intellectual Property and Independent Contractors

We have acquired two vessels and expect to renovate each of them.  We believe the materials necessary for the renovations, the subcontractors who will complete the renovations, and the materials for the operation of the business thereafter are readily available.  We expect to utilize the services of a shipyard and subcontractors with respect to the renovation of the vessels.  We have not incurred research and development expenses to date, but we have expended approximately $100,000 since September, 2006 in demographical studies and analysis to evaluate potential markets and ports from which to initiate operations.  We have no patents, trademarks, labor contracts and similar items.  We may engage independent contractors with regard to the certain services and amenities contained on our vessels.  We do not expect to incur any material expenses, other than routine maintenance, in order to comply with applicable environmental laws.  However, we are subject to various international, federal, state and local laws and regulations that will govern our operations and our ships, including emissions and discharges into the environment, and the handling and disposal of hazardous and non-hazardous substances and wastes. If an accident resulting in a discharge of fuel or other hazardous material were to occur, we would be liable for costs related to corrective action or environmental cleanup, penalties and/or the imposition of other liabilities or restrictions.

Employees

As of June 12, 2009, we had ten full-time employees and an additional two individuals who were independent contractors working for us either in their individual capacities or through professional service companies controlled by them. No employee is represented by a labor union.  The Company anticipates employing additional personnel as needed for the casino gaming floor, food and beverage outlets, terminal services, and the operations of the vessel and the Company.

Properties

We presently operate out of offices we lease from Miami-Dade County and the Port of Miami located at 1001 North America Way, Suite 201, Miami, Florida 33132.  Our telephone number is 305-416-6402.  We intend to establish additional corporate and operational facilities at or near our ports of call and other locations.

RISK FACTORS

An investment in the Company involves a high degree of risk.  You should carefully consider the risks described below before making a decision to buy our common stock.  If any of the following risks actually occurs, our business could be harmed.  In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.  You should also refer to the other information in this report, including our financial statements and the related notes.  Except for  historical  information,  the  information  in this report  contains  "forward-looking"  statements  about our  expected  future business and performance. Our actual operating results and financial performance may prove to be very different from what we have predicted as of the date of this report.  The risks described below address some of the factors that may affect our future operating results and financial performance.

RISKS RELATED TO OUR FINANCIAL CONDITION

WE NEED SIGNIFICANT INFUSIONS OF ADDITIONAL CAPITAL, WHICH MAY RESULT IN DILUTION TO OUR SHAREHOLDERS’ OWNERSHIP AND VOTING RIGHTS IN OUR COMPANY.

Based upon our current cash reserves and forecasted operations, we believe that we will need to obtain at least $16,000,000 of outside funding to provide the working capital necessary to complete the renovation of the Casino Royal, purchase the necessary equipment for the vessel and commence operations, and at least another $20,000,000 of funding in order to complete the renovation, and purchase the equipment necessary to launch our second vessel, the Island Breeze.  Our need for additional capital to finance our business strategy, operations, and growth will be greater should, among other things, revenue or expense estimates prove to be incorrect. If we fail to arrange for sufficient capital in the future, we will not be able to initiate operations until we can obtain adequate financing.  We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which will adversely affect our prospects. Debt financing must be repaid regardless of whether or not we generate profits or cash flows from our business activities. Equity financing will result in dilution to existing shareholders and may involve securities that have rights, preferences, or privileges that are senior to our common stock.  Furthermore, we may be required to sell interests in one or both of our vessels to secure the financing we require.  If we are unable to secure the required financing we may also attempt to sell one of our vessels in order to move forward with the renovation of the second.  There can be no assurance we will be able to find a purchaser who will make an acceptable offer.  Furthermore, even if we sell one vessel, additional financing will be required to complete the remaining vessel and there can be no assurance that the required financing will be available to us.

RISKS RELATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE NO OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR COMPANY CAN BE MADE. FOR THAT REASON, IT WOULD BE DIFFICULT FOR A POTENTIAL INVESTOR TO JUDGE OUR PROSPECTS FOR SUCCESS.

We were organized in September, 2006 and have had no operations since our inception from which to evaluate our business and prospects. Most of our activities have been centered on the acquisition and renovation of our two vessels, the Casino Royale and the Island Breeze and related financing and other start-up activities.  We have had no revenue to date.  There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to commence and sustain our operations, our shareholders may lose their entire investments. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and managements’ potential underestimation of initial and ongoing costs. As a new business, we may encounter delays and other problems.  We also face the risk that we will not be able to effectively implement our business plan. In evaluating our business and prospects, these difficulties should be considered. If we are not effective in addressing these risks, we will not operate profitably or perhaps at all and we may not have adequate working capital to meet our obligations as they become due.

Our ability to operate as a going concern and to achieve profitable operations will be dependent on such factors as the success of our business model and marketing strategy, market penetration, competition and the availability of financing.  No assurance can be given that we will be able successfully to develop our business under the foregoing conditions and given the inherent risks.

WE WILL INITALLY DEPEND ON ONLY ONE VESSEL TO CONDUCT OUR OPERATIONS.

Assuming we are able to secure the funding required to complete the renovations to the Casino Royal (which we expect to launch first), to purchase the necessary equipment, and to commence initial operations, our initial operations will be entirely reliant upon the success of the gaming day cruise to nowhere operations of the Casino Royal.  Any disruption of the operations of that vessel would have a negative impact on our business.  While we will maintain casualty insurance to protect us against damage and loss of this vessel and the related equipment, any material damage to, or loss of, the vessel due to fire, extreme weather, flooding or other causes, would have a material adverse effect on our financial condition, business, and prospects.

WE HAVE NOT SELECTED AND FINALIZED NEGOTIATIONS WITH RESPECT TO THE INITIAL PORT FROM WHICH OUR CRUISE TO-NOWHERE WILL OPERATE AND THE FAILURE TO SELECT OUR INITIAL PORT AND SUCCESSFULLY NEGOTIATE THE TERMS OF OCCUPANCY COULD HAVE AN ADVERSE AFFECT ON OUR BUSINESS.

We have tentatively selected Florida, Texas or East Asia as the initial location from which we will initiate our cruise-to-nowhere operations.  This selection is subject to change.  While we have had preliminary negotiations, we have not yet negotiated the final terms of occupancy for any vessel at any port.  In the event we are unable to secure an appropriate port from which to commence our initial operations or we are unable to successfully negotiate favorable agreements with respect to the occupancy at the port we ultimately select, our business will be adversely affected.

PROBLEMS WE INCUR WITH RESPECT TO THE RENOVATION OF OUR VESSELS WILL ADVERSELY AFFECT OUR PROSPECTS AND RESULTS OF OPERATIONS.

Our business plan is founded on the renovations of the Casino Royal and the Island Breeze.  We cannot commence operations until the renovation of the Casino Royal is complete and our future prospects will depend on the renovation of the Island Breeze.  We are subject to the risks inherent in substantial construction projects including, contract issues and negotiations with others who will renovate the vessels, the quality of the work performed, delays caused by unavailability of contractors, cost overruns, poor workmanship, and may other risks.  Our prospects will be negatively affected should any of these problems occur.

WE NEED TO EFFECTIVELY MANAGE OUR GROWTH AND THE EXECUTION OF OUR BUSINESS PLAN.  ANY FAILURE TO DO SO WOULD NEGATIVELY IMPACT OUR RESULTS.

To manage our operations effectively, we will need to create operational, financial and other management processes and systems.  We have a small staff and our success also depends on our ability to maintain high levels of employee efficiency, to manage our costs in general and administrative expenses in particular and otherwise to efficiently execute our business plan.  There are no assurances that we will be able to effectively and efficiently manage our growth.  Any inability to do so could increase our expenses and negatively impact the result of our operations.

THE LOSS OF KEY PERSONNEL WOULD DIRECTLY AFFECT OUR EFFICIENCY AND ECONOMIC RESULTS.

We are dependent upon the creative skills and leadership of our management team, including Bradley T. Prader (our President and Chief Executive Officer), Sean F. McManimon (our Chief Operating Officer), Michael C. Hovdestad (our Chief Legal Officer), Steven G, Weismann (our Chief Financial Officer), and Thomas L. Schneider (our Executive Vice President of Maritime Operations).  The loss of the services of any of them could have a material adverse affect on our business and operations, including our ability to execute our business plan.

OUR STRATEGY REQUIRES US TO DEVELOP AND MAINTAIN RELATIONSHIPS WITH OTHER FIRMS.

Our strategy depends on various relationships with other firms such as independent contractors and vendors.  Of particular importance to us is our relationship with independent contractors and vendors who will sell us materials and perform various shipboard maintenance services on our vessels. We will need to maintain and develop relationships with these independent contractors and vendors.  It is vital to our success that we continue to maintain existing and develop new relationships with key independent contractors and vendors.  There can be no assurance, however, that we will be able to develop and maintain relationships which provide us the services and facilities we require.  If we fail to develop and maintain such relationships, we may be forced to change our strategy, which could have a material adverse effect on our ability to initiate operations and/or the results of our operations.  Further, if our relationship with a key independent contractor or vendor is terminated, it is likely our business will be disrupted until a replacement is identified and the relevant services are procured.

WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE ADDITIONAL CRUISES TO NOWHERE IN THE FUTURE.

If we have the working capital necessary to do so, in addition to the two vessels we now own, we expect to launch additional cruises to-nowhere in the future. There can be no assurance that we will be able to do so.  We may acquire additional vessels, which acquisitions may be accompanied by risks such as potential exposure to unknown liabilities. We may enter into joint ventures, which may carry risks of liability to third parties.

CERTAIN FACTORS RELATING TO OUR INDUSTRY

WE EXPECT TO FACE COMPETITION TO OUR OFF-SHORE GAMING OPERATIONS  FROM NON-GAMING ACTIVITIES IN FLORIDA, TEXAS, EAST ASIA AND OTHER JURSIDICTIONS AS WELL AS TRADITIONAL LAND-BASED CASINOS, OTHER OFF-SHORE CRUISE CASINO OPERATIONS AND OTHER GAMING ACTIVITIES.

We expect to compete with a variety of other vacation activities in and around Florida, Texas, and East Asia including in some locations other cruise to-nowhere operations, short-term cruises, resort attractions, sporting and other recreational activities.  In the future, we expect significant competition as:

o	new gaming operators enter our intended markets,

o	existing competitors expand their operations.

o	gaming activities expand in jurisdictions in which we will operate, and

o	gaming is legalized in new jurisdictions.

     In general, we will compete with gaming activities including:

o	other cruise to-nowhere operations,

o	traditional land-based casinos,

o	riverboat casinos,

o	casino gaming on Indian land,

o	state-sponsored lotteries and

o	pari-mutuel betting on horse racing and jai-alai.

Our operations will compete with all of these and other forms of gaming and will compete with any new forms of gaming that may be legalized in the future, as well as with other types of entertainment.  Most of our competitors will have significantly more resources, an established market presence and significant revenue.  We are subject to competition from gaming establishments in other jurisdictions, including Atlantic City, New Jersey, Las Vegas, Nevada, the Bahamas, riverboat gambling on the Mississippi and Ohio rivers, gambling in Louisiana and the Mississippi Gulf Coast and if we select an East Asia jurisdiction as a location, numerous diverse structured and non structured well established gaming opportunities are available and will be our competitors.  Such competition could adversely affect our ability to commerce operations and to compete for new gaming opportunities.

THE COMPETITION WE EXPECT TO FACE WILL INCREASE IN THE FUTURE IF THE STATE OF FLORIDA, TEXAS AND OTHER JURISIDICTIONS, LEGALIZE ADDITIONAL GAMING ACTIVITIES.

Over the past few years, there has been an attempt to expand legalized gaming throughout the State of Florida.  It is likely that the gaming industry will continue to pursue legalization of gaming in Florida, and we believe that the legalization of gaming in Florida and other jurisdictions would have a material adverse impact on our future operations.

WE WILL POTENTIALLY BE SUBJECT TO NEW GAMING LAWS, REGULATIONS AND TAXES.

Under Federal law, individual states are permitted to regulate or prohibit coastal gaming. The States of Florida and Texas do not currently regulate coastal gaming.  However, from time to time, legislation has been introduced which, if enacted, would prohibit the coastal gaming business in various jurisdictions.  There is the risk that Florida, Texas or other alternate jurisdictions in which we may chose to operate may at some future date regulate the coastal gaming business.  Such regulations could adversely affect our business.

In addition, the Federal government has previously considered a Federal tax on casino revenues and the Federal government, or state governments may consider such tax or other regulations that would affect our gaming business.  From time to time, legislators and special interest groups have proposed legislation that would expand, restrict or prevent gaming operations in Florida , Texas, and in other  jurisdictions  throughout  the country.  Any such taxes, expansion of gaming or restriction on or prohibition of our gaming operations could have a material adverse effect on our operating results.

Also, international regulations are quite diverse and change from country to country and jurisdiction to jurisdiction.  Foreign regulations, taxes and other factors may limit our ability to commence operations in certain locations, adversely affect our profitability, and may restrict our operations in international jurisdictions in which we are operating, if more restrictive regulations are promulgated after we have initiated operations.

WE ARE SUBJECT TO A VARIETY OF NON-GAMING REGULATIONS WHICH COULD RESULT IN INCREASED EXPENSES AND ADVERSELY AFFECT OUR BUSINESS.

The Casino Royal and Island Breeze, and any other vessels which we may operate in the future must comply with various international and U.S. Coast Guard requirements as to ship design, on-board facilities, fire safety, equipment, personnel and general safety.  An inability to maintain compliance with such regulations could force us to incur additional costs in the renovation of our vessels, to maintain compliance or require us to buy new vessels.  In addition, we are subject to certain state and local safety and health laws, regulations and ordinances that apply to non-gaming businesses, such as the Clean Air Act, the Clean Water Act, and other environmental rules and regulations.  The coverage and compliance costs associated with these laws, regulations and ordinances will result in future additional costs to our operations.

WEATHER CONDITIONS COULD SERIOUSLY DISRUPT OUR OPERATIONS.

Our gaming operations will be subject to unique risks, including loss of service because of flood, hurricane or other severe weather conditions.  Our vessels will face additional risks from their movement and the movement of other vessels on waterways.  Florida and Texas and most international waters are subject to severe storms, hurricanes and occasional flooding.  As a result of such severe weather conditions, as well as the ordinary or extraordinary maintenance requirements of our vessels, if we are unable to operate our vessels, our results of operations will be harmed.  Our business is seasonal and we experience significant quarterly fluctuations in operating results.

WE ARE SUBJECT TO ENVIRONMENTAL LAWS AND POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES.

We are subject to various international, federal, state and local environmental laws and regulations that will govern our operations and our ships, including emissions and discharges into the environment, and the handling and disposal of hazardous and non-hazardous substances and wastes. Failure to comply with such laws and regulations could result in costs for corrective action or environmental cleanup, penalties, or the imposition of other liabilities or restrictions.

ENERGY AND FUEL PRICE INCREASES MAY ADVERSELY AFFECT OUR COST OF OPERATIONS AND OUR REVENUES.

Our vessels will use significant amounts of fuel and other forms of energy.  While no shortages of energy have been experienced recently, the recent increases in the cost of fuel may negatively affect our results of operations.  In addition, energy and fuel price increases could result in a decline in disposable income of potential customers and a corresponding decrease in visitation to our vessels, which would negatively impact our revenues.  The extent of the impact is subject to the magnitude and duration of the energy and fuel price increases, and this impact could be material.

ECONOMIC DOWNTURNS, AS WELL AS OTHER FACTORS AFFECTING DISCRETIONARY CONSUMER SPENDING, COULD REDUCE THE NUMBER OF VISITORS OR THE AMOUNT OF MONEY VISITORS MAY SPEND ON OUR VESSELS.

The strength and profitability of our business depends on consumer demand for cruise trips and gaming in general and for the type of amenities we offer.  Changes in consumer preferences or discretionary consumer spending could harm our business.

During periods of economic contraction such as exists today, our revenues may decrease while some of our costs will remain fixed, resulting in decreased earnings.  This is because the gaming and other leisure activities we expect to offer on our vessels are discretionary expenditures. Participation in these activities may decline during economic downturns because consumers have less disposable income.  Even an uncertain economic outlook may adversely affect consumer spending in our gaming operations and related facilities, as consumers spend less in anticipation of a potential economic downturn.

THE TERRORIST ATTACKS WHICH OCCURRED ON SEPTEMBER 11, 2001, AND THE POTENTIAL FOR FUTURE TERRORIST ATTACKS MAY HAVE A NEGATIVE IMPACT ON TRAVEL AND LEISURE EXPENDITURES.

Leisure travel remains particularly susceptible to global geopolitical events. It is likely that many of the customers of our vessels will travel by air, and the cost and availability of air service can affect our business.  We cannot predict the extent to which war, future security alerts or additional terrorist attacks may negatively impact our business.

CURRENCY FLUCTUATIONS CAN AFFECT FINANCIAL RESULTS

Currency and exchange rate fluctuations may negatively impact our financial results.  We expect to pay for the renovations of one of our vessels (the Island Breeze) in Euros and will therefore be adversely effected if the value of the U.S. dollar declines against the Euro.  Furthermore, currency fluctuations will directly affect our operational results if we operate in foreign countries.

CERTAIN FACTORS RELATED TO OUR COMMON STOCK

BECAUSE OUR COMMON STOCK IS CONSIDERED A "PENNY STOCK," A SHAREHOLDER MAY HAVE DIFFICULTY SELLING SHARES IN THE SECONDARY TRADING MARKET.

Our common stock is subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "accredited investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as our common stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for us to raise capital in the future through sales of equity in the public or private markets.

THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE, AND A SHAREHOLDER'S INVESTMENT IN OUR COMMON STOCK COULD SUFFER A DECLINE IN VALUE.

There could be significant volatility in the volume and market price of our common stock, and this volatility may continue in the future. Our common stock is listed on the over-the-counter Bulletin Board and there is a greater chance for market volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the gaming and cruise industries, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our common stock and the relative volatility of such market price.

A LARGE NUMBER OF SHARES OF COMMON STOCK WILL BE ELIGIBLE FOR FUTURE SALE AND MAY DEPRESS OUR STOCK PRICE.

Our shares that are eligible for future sale may have an adverse effect on the price of our stock. As of June 12, 2009, there were 37,366,844 shares of our common stock outstanding. Also, we have issued warrants to acquire 1,000,000 shares of common stock and a promissory note convertible into 600,000 shares of our common stock.  A significant percent of these shares will be eligible to be traded (a significant portion of which will be subject to certain volume limitations), six months from the date of this report.  Trading of our common stock on the OTC Bulletin Board has just recently begun and the average daily trading volume has been very low.  Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

YOUR OWNERSHIP INTEREST, VOTING POWER AND THE MARKET PRICE OF OUR COMMON STOCK MAY DECREASE BECAUSE WE HAVE ISSUED, AND MAY CONTINUE TO ISSUE, A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK OR SECURITIES CONVERTIBLE OR EXERCISABLE INTO OUR COMMON STOCK.

We have issued common stock and warrants to satisfy our obligations and fund our requirements. In the future we may issue additional shares of common stock, options, warrants, preferred stock or other securities exercisable for or convertible into our common stock to raise money to initiate and expand our business. We continue to seek additional investors. If additional sales of equity occur, your ownership interest and voting power in us will be diluted and the market price of our common stock may decrease.

We expect to consummate a transitory merger and convert into a Delaware Company.  After the Merger, our Series B Common Stock will have super voting rights in that each share of such stock has 10 times the voting power of a share of Class A Common Stock.  Our charter documents will also provide that our Board of Directors will be authorized to issue "blank check" preferred stock, with designations, rights and preferences as they may determine.  Accordingly, our Board of Directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.  These types of provisions discourage, delay or prevent a change in our control and are traditional anti-takeover measures.  These provisions which will be in our charter documents make it difficult for a majority stockholder to gain control of the Board of Directors and of our company. These provisions may be beneficial to our management and our Board of Directors in a hostile tender offer and may have an adverse impact on shareholders who may want to participate in such a tender offer, or who may want to replace some or all of the members of our Board of Directors.

PROVISIONS IN OUR BYLAWS PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS, WHICH COULD REQUIRE US TO DIRECT FUNDS AWAY FROM OUR BUSINESS.

Our bylaws provide for the indemnification of our officers and directors.  We may be required to advance costs incurred by an officer or director and to pay judgments, fines and expenses incurred by an officer or director,  including reasonable  attorneys’  fees, as a result of actions or proceedings in which our officers and directors are involved by reason of being or having been an officer or director of our company.  Funds paid in satisfaction of judgments, fines and expenses may be funds we need for the initiation or continued operation of our business, thereby affecting our ability to attain or maintain profitability.

THE REQUIREMENTS OF BEING A PUBLIC COMPANY MAY STRAIN OUR RESOURCES AND DISTRACT OUR MANAGEMENT.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). These requirements place a strain on our systems and resources.  The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting.  We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and in the future will require a report by our independent registered public accountants addressing these assessments. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadlines imposed by the Sarbanes-Oxley Act. If we fail to achieve and  maintain the adequacy of our internal controls, as such standards are modified,  supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

WE HAVE NO INTENTION OF PAYING DIVIDENDS.

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The disclosure and analysis in this document and particularly, in the sections under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, contain some forward-looking statements. Certain of the matters discussed concerning Island Breeze International’s operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, competition and the effect of economic conditions include forward-looking statements within the meaning of section 27A of the Securities Act of 1933, referred to herein as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although our management believes that these statements are based upon reasonable assumptions, projections of sales, operating expenses, earnings, cash flow, construction costs, working capital, capital expenditures, profitability, and other projections, and statements expressing general optimism about future operating results, and non-historical information, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

Readers are cautioned that forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, readers should not place any reliance on these forward-looking statements. These forward-looking statements also represent our management’s estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

Reference is made to the Notes to the Financial Statements below, which should be read in conjunction with this Management Discussion section.  As used in this section, the “Company” or “We” or “Our” refers to Island Breeze International.   The numbers and percentages contained in this Section are approximate.

The discussion and analysis of Island Breeze International’s financial condition and results of operations is based upon the financial statements of Island Breeze International which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities. On an on-going basis, the Company estimates on historical experience and on various other assumptions that, we believe to be reasonable under the circumstances, the results of which form the Company’s basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Island Breeze International cannot predict what future laws and regulations might be passed that could have a material effect on its results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and updates the assumptions and estimates used to prepare its financial statements when it deems it necessary.

Island Breeze International was incorporated under the laws of the Cayman Islands on September 27, 2006.  The Company was in the development stage since inception to facilitate the purchase and renovation of the Company’s proposed cruise to nowhere gaming vessels.

The Company’s primary sources of funding to date have been capital contributions by its shareholder and cash provided by short-term borrowings.  The Company’s primary uses of funds have been for capital expenditures as well as general and administrative expenses.

Selected Financial Data of the Company

On June 12, 2009 we acquired all of the outstanding capital stock of Island Breeze International (“IBI”), by issuing 30,000,000 shares (80.3%) of our outstanding common shares to IBI’s shareholder. We subsequently issued 5,866,844 shares (15.7%) of our common stock in satisfaction of IBI promissory notes.

This reverse acquisition is being accounted for as a recapitalization of Island Breeze International with Island Breeze International as the acquirer, and accordingly all comparative historical financial statements will be those of Island Breeze International, which has a fiscal year ending on December 31.

The following table sets forth selected financial data for Island Breeze International for the periods and the dates indicated. The statements of operations and balance sheet data for the years ended December 31, 2008, and December 31, 2007 set forth below have been derived from the financial statements of Island Breeze International (the “Financial Statements”) which have been audited by Bernstein & Pinchuk, LLP, independent registered public accounting firm.  The financial data presented below should be read with the more detailed financial statements and related notes included elsewhere in this document, along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

ISLAND BREEZE INTERNATIONAL (A DEVELOPMENT STAGE ENTERPRISE) STATEMENT OF OPERATIONS
	Inception to December 31,	Years ended December 31,
	2008	2008	2007
INTEREST INCOME	$1,193	$1,193	$-
OPERATING EXPENSES	1,408,520	619,604	616,907
NET LOSS	$(1,407,327)	$(618,411)	$(616,907)

ISLAND BREEZE INTERNATIONAL (A DEVELOPMENT STAGE ENTERPRISE) BALANCE SHEETS DECEMBER 31,
	2008	2007
CURRENT ASSETS	$64,016	$224,631
PROPERTY, PLANT AND EQUIPMENT, net	10,771	13,543
VESSELS UNDER RENOVATION	15,291,297	9,023,654
TOTAL ASSETS	15,366,084	9,261,828
CURRENT LIABILITIES	5,266,014	76,023
LONG TERM LIABILITIES	500,000	-
TOTAL STOCKHOLDERS’ EQUITY	$9,600,070	$9,185,805

Results of Operations

We are a development stage company.  Since inception, our efforts have been principally devoted to the acquisition and renovation of two gaming vessels to be used in its business. From inception, September 27, 2006, to December 31, 2008, the Company has sustained accumulated losses of $1,407,327.  Included in the loss were general and administrative expenses as well as professional fees not associated with the purchase and renovation of our vessels.

Balance Sheet Discussion

Year ended December 31, 2008 and 2007

As of December 31, 2008, our total assets were $15,366,084, total liabilities were $5,766,014 and shareholders’ equity was $ 9,600,070 compared to $9,261,828, $76,023 and $9,185,805, respectively for the period ending December 31, 2007.  Current assets at December 31, 2008 were $ 64,016 consisting of cash and cash equivalents of $59,016 and prepaid expenses of $5,000 compared to $224,631, $215,855 and $8,776, respectively for the period ending December 31, 2007.  Included in  total assets as of December 31, 2008 are property, and equipment, net of depreciation of $10,771 and other assets of $15,291,297 consisting of the cost of vessels we have acquired and costs related to renovations of the vessels compared to $13,543 and $9,023,654, respectively, for the period ending December 31, 2007 with respect to these items.

As of December 31, 2008, our total liabilities were $5,766,014, and our current liabilities at such date were $5,266,014 consisting of officer loans in the amount $90,371, accounts payable of $285,255, convertible notes payable of $4,849,643 and accrued expenses of $40,745 compared to total liabilities of $76,023, current liabilities of $76,023, officer loan amounts of $0, accounts payable of $11,817, convertible notes payable of $0, and accrued expenses of $64,206, for the period ending December 31, 2007.  The significant increase in our liabilities in 2008 compared to 2007 resulted from our issuance of Convertible Promissory Notes, of $4,849,643 which was related to the acquisition of the m/v Casino Royale.

The net cash used in our operating activities in the twelve-month period ended December 31, 2008 was $361,305, a decrease of $234,125 from that used in the twelve-month period ended December 31, 2007, which net decrease was affected by decreases in  prepaid expenses and accrued expenses as well as an increase in accounts payable.

Cash and cash equivalents as of December 31, 2008 decreased by $156,839, as compared to December 31, 2007.  Net cash used in investment activities in the twelve-month period ended December 31, 2008 was $6,268,224, consisting of acquisition and renovation of property and equipment, an increase of $2,108,714 from the period ended December 31, 2007. Net cash from financing activities in the twelve-month period ended December 31, 2008 was $6,472,691, compared to $4,970,795 consisting of proceeds from issuance of convertible notes, loans, and capital contributions.

Our capital expenditure plan for 2009 is estimated to approximate $36,000,000 to facilitate our renovation plan, purchase of gaming equipment, hiring of additional personnel, terminal improvements, marketing, working capital reserves, and general corporate purposes.  We require additional financing to continue.  The Company expects financing will be supplied by additional capital contributions from the Company’s shareholders, long-term debt, the sale of securities or a combination thereof.  There can be no assurance that financing from such sources or from any sources will be available to us.

Selected Financial Data of the Company

The following table sets forth selected financial data for Island Breeze International for the periods and the dates indicated. The statements of operations and balance sheets data for the periods ending March 31, 2009, and March 31, 2008 set forth below have been derived from the financial statements of Island Breeze International (the “Financial Statements”) which have not been audited by an independent registered public accounting firm.  The financial data presented below should be read with the more detailed financial statements and related notes included elsewhere in this document, along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

ISLAND BREEZE INTERNATIONAL (A DEVELOPMENT STAGE ENTERPRISE) STATEMENT OF OPERATIONS (unaudited)
	Inception to March 31,	Three months ended March 31,
	2009	2009	2008
INTEREST INCOME	$1,193	$-	$-
OPERATING EXPENSES	1,537,549	129,029	118,120
NET LOSS	$(1,536,356)	$(129,029)	$(118,120)

ISLAND BREEZE INTERNATIONAL (A DEVELOPMENT STAGE ENTERPRISE) BALANCE SHEETS (unaudited) MARCH 31,
	2009	2008
CURRENT ASSETS	$69,769	$87,013
PROPERTY, PLANT AND EQUIPMENT, net	10,068	12,722
VESSELS UNDER RENOVATION	15,643,400	9,210,772
TOTAL ASSETS	15,723,237	9,310,507
CURRENT LIABILITIES	5,892,281	33,178
LONG TERM LIABILITIES	-	-
TOTAL STOCKHOLDERS’ EQUITY	$9,830,956	$9,277,329

Results of Operations

The Company is a development stage company.  Since inception, our efforts have been principally devoted to the acquisition and renovation of two gaming vessels to be used in its business. From inception, September 27, 2006, to March 31, 2009, the Company has sustained accumulated losses of $1,536,356.  Included in the loss were general and administrative expenses as well as professional fees not associated with the purchase and renovation of our vessels.

Balance Sheet Discussion

Period ended March 31, 2009 and 2008

As of March 31, 2009, our total assets were $15,723,237, total liabilities were $5,892,281 and shareholders’ equity was $ 9,830,956 compared to $9,310,507, $33,178 and $9,277,329, respectively for the period ending March 31, 2008.  Current assets at March 31, 2009 were $69,769 consisting of cash and cash equivalents of $64,769 and prepaid expenses of $5,000 compared to $87,013, $87,013 and $0, respectively for the period ending March 31, 2008.  Included in our total assets as of March 31, 2009 are property and equipment, net of depreciation of $10,068 and other assets of $15,643,400 consisting of the cost of vessels we have acquired and costs related to renovations of the vessels compared to $12,722 and $9,210,772, respectively, for the period ending March 31, 2008 with respect to these items.

As of March 31, 2009, our total liabilities were $5,892,281, and our current liabilities at such date were $5,892,281, consisting of officer loans in the amount $91,481, accounts payable of $218,926, convertible notes payable of $5,497,589 and accrued expenses of $84,285 compared to total liabilities of $33,178, current liabilities of $33,178, officer loan amounts of $0, accounts payable of $33,178, convertible notes payable of $0, and accrued expenses of $0, for the period ending March 31, 2008.  The significant increase in our liabilities for the period ending March 31, 2009 compared to March 31, 2008 resulted from our issuance of Convertible Promissory Notes, $4,411,616 (inclusive of accrued interest) which was related to the renovation of the m/v Casino Royale.

The net cash used in our operating activities in the three months ended March 31, 2009 was $151,115, a decrease of $253 from that used in the three months ended March 31, 2008, which decrease was affected by increases in our prepaid expenses and accrued expenses as well as an increase in accounts payables.

Cash and cash equivalents as of March 31, 2009 decreased by $22,244, as compared to March 31, 2008.  Net cash used in investment activities in the three months ended March 31, 2009 was $353,103, consisting of acquisition of property, plant and equipment, an increase of $164,985 from the three months ended March 31, 2008. Net cash from financing activities in the three months ended March 31, 2009 was $508,971, compared to $209,644 for same period in 2008, consisting primarily of capital contributions from its shareholder.

Liquidity and Capital Resources

The Company has funded its activities to date through capital contributions from its sole shareholder, short term loans and convertible notes.  Since its inception, September 27, 2006, thru March 31, 2009, we received $11,367,212 in capital contributions from our shareholder.  As of March 31, 2009, we had shareholders’ equity of $9,830,956 but little cash on hand.

We have three short term loans outstanding totaling an aggregate of $90,000 which we owe to the officers of the Company and will become due on December 1 and December 5, 2009, bearing interest at the rate of 5% per annum.

In May 2008 and September 2008, we borrowed an aggregate of $5,000,000 and issued convertible notes due on different dates commencing in November, 2009 and ending in March, 2010, eighteen months from the date of each loan together with interest at the rate of 12% per annum.  The principal amount and accrued interest due on the notes automatically converted into shares of our common stock, at $1.00 per share, after the consummation of the reverse acquisition on June 12, 2009, on which date we issued 5,566,795 shares of our common stock in satisfaction of the notes.

Liquidity - Activity Subsequent to March 31, 2009

In June 2009, we borrowed an aggregate of $150,000 from three individuals and issued convertible notes due commencing twelve months from the date of each loan together with interest at the rate of 6% per annum.  The principal amount and accrued interest due on the notes automatically converted into shares of our common stock, at $0.50 per share, after the consummation of the reverse acquisition on June 12, 2009, on which date we issued 300,049 shares of our common stock in satisfaction of the notes.

On June 4, 2009, we borrowed $50,000 and issued a Promissory Note to a lender affiliated with one of our directors.  The Promissory Note provides for interest at the rate of 5% per annum and is payable along with principal, 60 days from date of issue.

On June 8, 2009, we borrowed $50,000 from a member of Olympian Cruises, LLC.  This loan, plus interest at the rate of 5% annum is payable 30 days from the date of issue.

On June 12, 2009, our predecessor issued a $600,000 non interest bearing Convertible Note to Patrick Orr, President and one of two members of Goldpoint’s Board of Directors.  The Note is non-interest bearing with a term of three months.  On or before the Maturity Date, Mr. Orr may convert the principal amount of the note into shares of our common stock at a conversion price of $1.00 per share (the “Conversion Price”) and upon written notice to Mr. Orr, we may convert the Principal Amount of the Note into shares of Common Stock at the Conversion Price, provided we pay Mr. Orr $50,000.

Liquidity – General Requirements

Based upon our current cash reserves and forecasted operations, we believe that we will need to obtain at least $16,000,000 of outside funding to provide the working capital necessary to complete the renovation of the Casino Royal, purchase the necessary equipment for the vessel and commence operations, and at least another $20,000,000 of funding in order to complete the renovation, and purchase the equipment necessary to launch our second vessel, the Island Breeze.  Our need for additional capital to finance our business strategy, operations, and growth will be greater should, among other things, revenue or expense estimates prove to be incorrect. If we fail to arrange for sufficient capital in the future, we will not be able to initiate operations until we can obtain adequate financing.  Furthermore, we may be required to sell interests in one or both of our vessels to secure the financing we require.  If we are unable to secure the required financing we may also attempt to sell one of our vessels in order to move forward with the renovation of the second.

Off Balance Sheet Arrangements

Not applicable.

Critical Accounting Policies

Our significant accounting policies are more fully described in Note 2 to the audited financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities. Actual results could differ from those estimates under different assumptions or conditions.

Quantitative and Qualitative Disclosure about Market Risk

We do not hold instruments that are sensitive to changes in interest rates, foreign currency exchange rates or commodity prices. Therefore, we believe that we are not materially exposed to market risks resulting from fluctuations from such rates or prices. Currency and exchange rate fluctuations may negatively impact our financial results.  We expect to pay for the renovations of one of our vessels (the Island Breeze) in Euros and will therefore be adversely effected if the value of the U.S. dollar declines against the Euro.  Furthermore, currency fluctuations will directly affect our operational results if we operate in foreign countries.

Principal Accountant Fees and Services

Bernstein & Pinchuk, LLP, IBI’s independent registered public accounting firm, billed IBI aggregate audit fees of approximately $16,603, including recoverable disbursements of approximately $240, for professional services rendered for the audit of its annual financial statements for the years ended December 31, 2007 and 2008.

Our Board of Directors was directly responsible for interviewing and retaining its independent accountant, considering the accounting firm's independence and effectiveness, and pre-approving the engagement fees and other compensation to be paid to, and the services to be conducted by, the independent accountant. Our Board did not delegate these responsibilities. During 2007 and 2008, the Board of Directors of IBI pre-approved 100% of the services described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND
EXECUTIVE OFFICERS AND RELATED SHAREHOLDER MATTERS

The following table sets forth, as of June 12, 2009, certain information regarding the ownership of our voting securities by each stockholder known to our management to be (i) the beneficial owner of more than 5% of our outstanding common stock, (ii) our directors, (iii) our named executive officers, and (iv) all executive officers and directors as a group. We believe that, except as otherwise indicated, the beneficial owners of our common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares. Percentage of ownership is based on 37,366,844 shares of common stock issued and outstanding at June 12, 2009, plus, as to the holder thereof only and no other person, the number of shares of common stock which may be acquired on conversion of any shares of preferred stock we may have outstanding or are subject to options, warrants and convertible debentures exercisable or convertible within 60 days of June 12, 2009 by that person.

Name	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned
Olympian Cruises, LLC 1001 North America Way, Suite 201 Miami, Florida 33132	30,000,000	80.3%
Olympian Entertainment, LLC (2) 1001 North America Way, Suite 201 Miami, Florida 33132	30,000,000	80.3%
Bradley T. Prader (3) Olympian Entertainment, LLC 1001 North America Way, Suite 201 Miami, Florida 33132	30,000,000	80.3%

Sean F. McManimon (3) Olympian Entertainment, LLC 1001 North America Way, Suite 201 Miami, Florida 33132	30,000,000	80.3%
Michael C. Hovdestad (3) Olympian Entertainment, LLC 1001 North America Way, Suite 201 Miami, Florida 33132	30,000,000	80.3%
Catino, SA (4) Aquilino de la Guardia 8 P.O. Box 0823-02435 Panama, Republic of Panama	6,566,795	17.12%
All Directors and Officers as a group	30,000,000	80.3%

(1) Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person.  Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2) Consists of 30,000,000 shares owned by Olympian Cruises, LLC of which Olympian Entertainment, LLC is the managing member with the power to vote and dispose of such shares.

(3) Consists of 30,000,000 shares owned by Olympian Cruises, LLC which Messrs. Prader, McManimon and Hovdestad share voting power and the power to dispose of the shares as managing members of Olympian Entertainment, LLC.

(4) Includes, 1,000,000 shares, which may be purchased on exercise of warrants to acquire shares of common stock.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The following are the executive officers, directors, and advisors to the Board of Directors of Goldpoint as of the closing of the Share Exchange on June 12, 2009.

Name	Age	Positions and Offices
Bradley T. Prader	36	Chief Executive Officer ; President; and Chairman
Sean F. McManimon	50	Chief Operating Officer; and Director
Michael C. Hovdestad	36	Chief Legal Officer; Secretary; and Director
Steven G. Weismann	47	Chief Financial Officer
Thomas L. Schneider	63	EVP of Maritime Operations; and Director
Craig A. Szabo	56	Director

Bradley T. Prader
Mr. Prader has served as our President, Chief Executive Officer, and the Chairman of our Board of Directors since we closed the Share Exchange.  Prior to such time, he held the same offices with IBI.  Prader is a founder and a Manager of Olympian Cruises, LLC, which was the sole shareholder of IBI prior to the Share Exchange.  From September 2001 to April 2003, Prader was Chief Executive Officer of Titan Development Group, LLC and its wholly owned subsidiary, Titan Cruise Lines.  During this time, Prader was responsible for the development of Titan’s gaming vessel project in Florida (Titan Development Group, LLC has divested its interest in Titan Cruise Lines to a private investment group).  Prior to Titan, Prader was the Chief Executive Officer of Global Access Holdings, Inc., a New York based equity trading and software development company conducting business in North America, Europe, Russia, China, Taiwan, and Australia.  Previously, Prader was a business consultant providing strategic planning, business advisory, and capital development services to developing and mid-sized companies.  Prader was also a co-founder of a business-to-business infrastructure company, Chief Operating Officer of a trading technology firm, financial analyst at Radnor Advisors, a real estate investment/development firm, as well as an investment banker at Viking Graham, a Philadelphia investment banking and private equity firm.  Although Prader is not currently registered with a FINRA firm (most recent registration was from July 2006 to December 2007 with Grossman & Co, LLC), he holds the Series 7, 24, 55, and 63 securities licenses.  Prader holds a B.S.B.A. in finance from Villanova University College of Commerce and Finance.

Sean F. McManimon
Mr. McManimon has served as our Chief Operating Officer and a member of our Board of Directors since we closed the Share Exchange.  Prior to such time, he held the same offices with IBI.  McManimon will be responsible for all of our casino operations.  McManimon is a founder and a principal of Olympian Cruises, LLC, which was the sole shareholder of IBI prior to the Share Exchange.  From September 2001 to April 2003, McManimon was Chief Operating Officer of Titan Development Group, LLC and its wholly owned subsidiary Titan Cruise Lines.  During this time, McManimon was responsible for development of Titan’s gaming vessel project in Florida (Titan Development Group, LLC has divested its interest in Titan Cruise Lines to a private investment group).  McManimon has over thirty (30) years experience in casino and hospitality operations.  From May 1978 to January 2006, McManimon has held multiple Casino Games Manager positions for Resorts International in Atlantic City, New Jersey.  In this capacity, McManimon was responsible for the management of a 95,000+ square foot casino; including daily reconciliation and analysis of cash and gaming tokens, and the management of more than six hundred (600) casino employees.  Additionally, McManimon was the co-founder and Chief Operating Officer of Casino Technology, Inc., co-founder of Global Optical Solutions, Inc., as well as a gaming consultant for ABC Television and Gerson Lehrman Group Council, and gaming instructor at the Casino Career Institute for Atlantic County Community College.

Michael C. Hovdestad, Esq.
Mr. Hovdestad has served as our Chief Legal Officer, Secretary and a member of our Board of Directors since we closed the Share Exchange.  Prior to such time, he held the same position with IBI.  Hovdestad will be responsible for coordinating all legal affairs of the Company.  Hovdestad is a founder and a principal of Olympian Cruises, LLC, which was the sole shareholder of IBI prior to the Share Exchange.  Hovdestad is an attorney practicing with the law firm of Parker McCay, P.A. where he has been employed since 2001 and is admitted to practice in New Jersey, Pennsylvania and before the Federal District Court of New Jersey.  He is a member of the New Jersey and Pennsylvania Bar Associations.  He represents established and emerging growth companies in the areas of Tax Law, Corporate Law, Venture Capital and Employee Benefits.  Hovdestad represented Titan Development Group, LLC from its inception to the divestiture of its wholly owned subsidiary, Titan Cruise Lines.  Hovdestad received his B.S.B.A. in finance from the Villanova University College of Commerce and Finance.  He received his J.D. from the Seton Hall University School of Law in Newark, New Jersey.  Hovdestad received his LLM in taxation from the Villanova University School of Law.

Thomas L. Schneider
Mr. Schneider has served as our Executive Vice President of Maritime Operations and member of our Board of Directors since we closed the Share Exchange.  Prior to such time, he held the same position with IBI.  Schneider will be responsible for the oversight of the renovation and operation of the Company’s vessels.  Schneider is a principal of Olympian Cruises, LLC, which was the sole shareholder of IBI prior to the Share Exchange.  In 1996, Schneider founded The InterMar Group, a multi-faceted ship’s brokerage and maritime advisory company for passenger vessel related projects.  The InterMar Group began advising marine clients both in the USA and worldwide.  Through Riverboat Management, Inc., a gaming vessel consultancy founded by Schneider in the early 1990’s, Schneider has managed the marine operations (including construction, docking facilities, start-up and on-going operations) of  gaming vessels in Indiana, Illinois, Iowa and Florida as well as offshore Mexico.  Previously, Schneider was Project Manager for Lady Luck Gaming Corporation where he was responsible for site analysis, outside consultant coordination, gaming license application, berth layout and shipyard coordination.  From 1984 to 1990, he acted as a Marine Consultant to tanker companies, both domestic and internationally.  From 1977 to 1984, Schneider held positions as Vessel Master, Senior Advisor and Manager of Vessel Services for Atlantic Richfield Company (ARCO) where his responsibilities included management and direction of the vessel operations of fourteen (14) tank vessels (ten (10) domestic and four (4) foreign).  Schneider graduated from the United States Merchant Marine Academy (Kings Point, NY) and has an MBA from Pepperdine University.  Schneider also holds a U.S. Coast Guard license as Master of Steam and Motor Vessels, Any Gross Tons, Any Waters, Unlimited and a First Class Pilot’s License for Valdez, Alaska.

Craig A. Szabo
Mr. Szabo has served as a member of our Board of Directors since we closed the Share Exchange.  Szabo is a member of Olympian Cruises, LLC, which was the sole shareholder of IBI prior to the Share Exchange.  Szabo is a CPA that has practiced public accounting since 1974 and has been President and owner of Szabo Accountancy Corp. since 1984. He began his career with a large national CPA firm where he worked for ten (10) years and rose to the position of Audit Manager.  Szabo then formed his own practice in 1984, where he services clients in many industries including medical, real estate, sports, and entertainment.  Szabo graduated from Cal State University Northridge in 1974 with a B.S. in Business Administration Accounting.  He is a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants.  Szabo has also been an active real estate developer and currently co-manages a portfolio of commercial properties.

In addition to Bradley T. Prader, Sean F. McManimon, Michael C. Hovdestad, Thomas L. Schneider and Craig A. Szabo, who are Members of our Board of Directors, the following person serves as an executive officer of the Company.

Steven G. Weismann
Mr. Weismann has served as our Chief Financial Officer since we closed the Share Exchange.  Mr. Weismann is responsible for overseeing the financial operations of the Company.  Weismann is a principal of Olympian Cruises, LLC, which was the sole shareholder of IBI prior to the Share Exchange.  From April 2000 to February 2005, Mr. Weismann was co-founder and President of Global Access Ventures, LLC, a financial consulting company that advised on potential investment, merger, acquisition and U.S. public offering opportunities for qualified China based companies.  Prior to Global Access Ventures, Weismann was the Chief Financial Officer and served as a Director for Seair Group, Inc., and Gourmet Group, Inc., two publicly traded companies.  Included in his responsibilities were conducting current and forecast accounting as well as required SEC filings and compliance audits.  Weismann served for eight (8) years in the United States Navy nuclear program.  Weismann graduated with honors from the Naval Nuclear Power School.  Mr. Weismann holds a B.S. from Thomas Edison State College.

Information Concerning the Board of Directors, Board Committees and Corporate Governance

Board Composition

Our Board of Directors consists of five (5) directors. Our Board has determined that it has no "independent directors" under the corporate governance rules and regulations of NASDAQ.

Committees of the Board

 Since the Company's common stock is quoted on the OTC Bulletin Board, the Board has no immediate plans or need to establish an audit committee with a financial expert or a compensation committee to determine guidelines for determining the compensation of its executive officers or directors. For similar reasons, the Company has not adopted a written policy for considering recommendations from shareholders for candidates to serve as directors or with respect to communications from shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file report of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3 (initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership Securities).  Directors, executive officers and beneficial owners of more than 10% of the Company’s common stock are required by SEC regulations to provide the Company with copies of all Section 16(a) forms that they file.  Except as otherwise set forth herein, based solely on review of the copies of such forms furnished to the Company, or written representations that no reports were required, the Company believes that each current officer, director and beneficial owner of 10% or more of the Company’s securities filed a Form 3 with the SEC and has had no change of ownership since such filing and that all of such persons has complied with the Section 16(a) filing requirements applicable to them.  Mr. Patrick Orr, a director, and Mr. James Orr, president and chief financial officer of the Company prior to the consummation of the Exchange Agreement, each filed Forms 3 with the SEC after the date on which the forms were required to be filed.

Code of Ethics

The Company has adopted a written code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer and any persons performing similar functions. The Company will provide a copy of its code of ethics to any person without charge upon written request addressed to 1001 North America Way, Suite 201, Miami, Florida 33132.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows for fiscal years ended December 31, 2008 and 2007, respectively, certain compensation awarded or paid to, or earned by, the following persons (collectively, the "Named Executive Officers) Bradley T. Prader, our President, Chief Executive Officer and Chairman and Patrick Orr, Goldpoint’s President until the consummation of the Share Exchange.

None of our executive officers earned more than $100,000 in salary and bonus for the 2008 or 2007 fiscal years. We did not grant options to acquire shares of our common stock to them during the period indicated.

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Bradley T. Prader	2008	$75,000	$—	$—	$20,520	$95,520
President; Chief Executive Officer; and Chairman (1)	2007	50,409	—	—	15,120	65,529

Patrick Orr	2008	$—	$—	$—	$—	$—
President(2)	2007	—	—	—	—	—

(1) Of this amount (i) Mr. Prader was paid $71,346 in 2008, the remainder, $3,654, has been accrued by the Company and has not been paid.   Other compensation of $20,520 in fiscal 2008 and $15,120 in fiscal 2007 represents payments of health insurance premiums.

(2)  Mr. Orr served as Goldpoint’s President until the consummation of the Share Exchange on June 12, 2009.

INCENTIVE PLANS

We have not adopted a stock incentive or similar plan.

OPTION GRANTS IN LAST FISCAL YEAR

We did not grant to the Named Executive Officers options to purchase shares in fiscal 2008 or 2007.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

None of our officers held options to purchase shares of our common stock during fiscal 2008 or 2007.

EMPLOYMENT AGREEMENTS

We have not entered into employment agreements with our executive officers or other employees to date. We may enter into employment agreements with them in the future.

Director Compensation

We have not compensated our Board members for their participation on the Board and do not have any standard or other arrangements for compensating them for such service.   We may issue shares of our common stock or options to acquire shares of our Common Stock to members of our Board of Directors in consideration for their services as members of our Board of Directors.  We do expect to, reimburse Directors for expenses incurred in connection with their attendance at meetings of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 12, 2009, immediately prior to the Share Exchange, Goldpoint redeemed 2,000,000 shares of its common stock from Patrick Orr, Goldpoint’s former President and one of two members of its Board of Directors prior to the Share Exchange, in consideration for a convertible promissory note in the amount of $600,000 (the “Orr Note”).  The Orr Note matures on September 12, 2009, unless sooner converted by the holder at a conversion price of $1.00 per share.  We can force the conversion of the Orr Note on or before the maturity date on written demand, provided we pay Mr. Orr $50,000.

Legal Proceedings

Neither Goldpoint nor IBI is involved in any lawsuit outside the ordinary course of business the disposition of which would have a material effect upon either their results of operations, financial position, or cash flows.

MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDERS MATTERS AND ISSUER PURCHASERS OF EQUITY SERCURITIES AND SMALL ISSUER PURCHASE OF EQUITY SECURITIES

MARKET FOR OUR COMMON STOCK
AND RELATED
STOCKHOLDER MATTERS

Our common stock was authorized to trade on March 20, 2009 on the over-the-counter market with quotations available on the OTC Electronic Bulletin Board under the symbol "GPNT" on the Over-the-Counter Bulletin Board Electronic Quotation System maintained by the National Association of Securities Dealers, Inc. Trading commenced on March 23, 2009. Prior to March 23, 2009, there was no public trading market for our Common Stock.

The following table sets forth the range of high and low bid quotations of our common stock for the periods indicated. The information contained in the table was obtained from Bloomberg Financial Services. The prices represent inter-dealer quotations, which do not include retail markups, markdowns or commissions, and may not represent actual transactions.

During the period commencing March 23, 2009 and ending March 30, 2009, the high and the low bid quotations was $0.15 per share.

Security Holders

On the close of business on June 12, 2009, there were 37,366,844 shares of our common stock outstanding, which were held of record by approximately 53 stockholders, not including persons or entities that hold the stock in nominee or "street" name through various brokerage firms.

Sales of Unregistered Securities

We sold the securities listed below within the past three years without registering the securities under the Securities Act of 1933.

On August 30, 2007 Goldpoint issued 2,000,000 shares of its common stock for total consideration of $5,000.00 to Patrick Orr, who was an officer and the sole director of Goldpoint at that time.  The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

On August 30, 2007 Goldpoint issued 100,000 shares of its common stock to Jameson Capital, LLC for services rendered to it.  The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

On June 12, 2009, immediately prior to the closing of the Share Exchange, Goldpoint acquired 2,000,000 shares of its common stock from Patrick Orr, Goldpoint’s former President and one of two members of its Board of Directors and issued its $600,000 Convertible Promissory Note to Mr. Orr in consideration for the shares it acquired.  The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

On June 12, 2009 the Company issued 30,000,000 shares of its common stock to Olympian in the Share Exchange, 5,566,795 shares of its company stock to Catino, SA in satisfaction of the Catino, SA Convertible Notes, assumed IBI’s obligation under a warrant issued to Catino, SA by issuing to Catino a warrant to purchase 1,000,000 shares of its common stock at a exercise price of $1.00 per share and issued 300,049 shares of its common stock to the three holders of the Investor Notes in satisfaction thereof.  The Company believes that these issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving public offerings.

DESCRIPTION OF SECURITIES

As of the close of business on June 12, 2009, our authorized capital stock consists of 50,000,000 shares of common stock, par value $.001 per share, of which there are 37,366,844 shares issued and outstanding.  As required by the Exchange Agreement, we will merge into a Delaware corporation, become a Delaware corporation, and change our name to Island Breeze International, Inc. and authorize capital stock as described in the paragraph immediately below.

After the Merger is consummated, we expect our authorized capital stock shall consist of 100,000,000 shares of Class A Common Stock, par value $.001 per share, of which not less than 21,556,295 shares will be issued and outstanding, 16,110,500 shares of Class B Common Stock, par value $.001 per share of which 16,110,500 shares will be issued and outstanding, and 1,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”), no shares of which will be issued and outstanding.

The Company has also issued a warrant to acquire 1,000,000 shares of its common stock for an exercise price of $1.00 per share.  This warrant will expire on November 23, 2009.  The Company has also issued its Convertible Promissory Note in the amount of $600,000 which note is due and payable on September 12, 2009, unless sooner converted at a conversion price of $1.00 per share.  We have the right to force conversion of this note by making a cash payment of $50,000.

Common Stock

The Class A and Class B Common Stock are substantially identical except that holders of Class A Common Stock have the right to cast one vote for each share held of record and holders of Class B Common Stock have the right to cast ten votes for each share held of record on all matters submitted to a vote of holders of common stock. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters on which stockholders may vote, including the election of directors, except when class voting is required by applicable law.

Subject to certain exceptions, including transfer to members and stockholders of an initial holder of record which is a corporation or limited liability company (collectively, a “Beneficial Holder”) or by such Beneficial Holder to a parent, sibling, spouse or lineal descendant (provided, in the case of such a transfer by a Beneficial Holder, one or more of the Beneficial Holders retain the power to vote the transferred shares following the transfer), shares of Class B Common Stock are automatically convertible into an equivalent number of fully paid and non-assessable shares of Class A Common Stock upon the sale or transfer of such shares of Class B Common Stock by the original record holder thereof. Each share of Class B Common Stock also is convertible at any time at the option of the holder into one Share of Class A Common Stock.

Holders of the Class A Common Stock and Class B Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board and are entitled to share ratably, as a single class, in all of the assets of the Company available for distribution to holders of Common Stock on the liquidation, dissolution or wind up of the affairs of the Company. Holders of Class A Common Stock or Class B Common Stock do not have preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions for the benefit of the Class A Common Stock or Class B Common Stock in the Company’s Certificate of Incorporation. All outstanding shares of Class B Common Stock are validly issued, fully paid and non-assessable. Following the Merger, Class B Common stockholders will own approximately 95.96% of the voting power of the common stock and will, therefore, have the power to retain control over the Company despite any accumulation of Class A Common Stock by third parties.

The difference in voting rights described above increases the voting power of the Class B Common stockholders and, accordingly, has an anti-takeover effect. The existence of the Class B Common Stock may make the Company a less attractive target for a hostile takeover bid or render more difficult or discourage a merger proposal, an unfriendly tender offer, a proxy contest, or the removal of incumbent management, even if such transactions were favored by the stockholders of the Company other than the Class B Common stockholders. Thus, the stockholders may be deprived of an opportunity to sell their shares at a premium over prevailing market prices, in the event of a hostile takeover bid. Those seeking to acquire the Company through a business combination will be compelled to consult first with the Class B Common stockholders in order to negotiate the terms of such business combination.  Any such proposed business combination will have to be approved by the Board, which may be under the control of the Class B Common stockholders, and if stockholder approval is required the approval of the Class B Common stockholders will be necessary before any such business combination can be consummated.

Preferred Stock

After the Merger, our certificate of incorporation will provide our Board of Directors  with authority to issue shares of preferred stock in series and, by filing a certificate of designations, preferences and rights under Delaware law, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued are likely to have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

Dividends

We have paid no cash dividends and have no present plan to pay cash dividends, intending instead to reinvest our earnings, if any. Payment of future cash dividends will be determined from time to time by our Board of Directors, based upon our future earnings (if any), financial condition, capital requirements and other factors. We are not presently subject to any contractual or similar restriction on our present or future ability to pay such dividends.

Indemnification of Directors and Officers

After the Merger, our certificate of incorporation provides that we will indemnify, including for attorney’s fees and other expenses, to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of our company or serves or served at our request as a director, officer or employee of another corporation or entity.

We may enter into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our certificate of incorporation. These agreements, among other things, could indemnify our directors and officers for certain expenses (including advancing expenses for attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person's services as a director or officer of our company, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. In addition, we may, in the future, secure insurance providing indemnification for our directors and officers for certain liabilities. We believe that these indemnification provisions and agreements and related insurance are necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Financial Statements

Financial Statements are listed in the Index to Financial Statements and filed and included elsewhere herein as a part of this Current Report on Form 8-K.

Change in and Disagreements With Accountants On Accounting And Financial Disclosure

None

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 2.01 (MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS - Sales of Unregistered Securities) of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The issuance of Goldpoint’s common stock and warrants, as the case may be, to Olympian, Patrick Orr, Catino, SA and the holders of the Investor Notes was exempt from registration under the Securities Act pursuant to Section 4(2) thereof and such other available exemptions, including, with respect to Catino, SA and the holders of the Investor Notes Regulation S of the Securities Act.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On June 12, 2009, Goldpoint Resources, Inc. dismissed Kyle L. Tingle, CPA, LLC (“KLT Audit”) as its independent certified public accountants. The decision was approved by the Board of Directors of the Company.

The report of KLT Audit on the Company’s financial statements for its fiscal years ended December 31, 2007 and 2008 did not contain an adverse opinion or disclaimer of opinion.  During the Company’s fiscal years ended December 31, 2007 and 2008 and the subsequent interim periods preceding the termination, there were no disagreements with KLT Audit on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KLT Audit would have caused KLT Audit to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods, except that the report of KLT Audit for such period indicated conditions which raised substantial doubt about the Company’s ability to continue as a going concern.

The Company requested that KLT Audit furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not it agrees with the Company’s statements in this Item 4.01(a). A copy of the letter furnished by KLT Audit in response to that request, dated June 12, 2009is filed as Exhibit 16.1 to this Form 8-K.

(b) Effective June 12, 2009, Berstein & Pinchuk, LLP of New York, New York (“BP”), was engaged as the Company’s new independent registered accounting firm.  During the two most recent fiscal years and the interim period preceding the engagement of KLT Audit, the Company has not consulted with BP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-K.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Effective as of the Closing of the Share Exchange, Patrick Orr, the existing director of Goldpoint resigned, and the following directors of Goldpoint were appointed: Bradley T. Prader, Sean F. McManimon, Michael C. Hovdestad, Thomas L. Schneider and Craig A. Szabo.  Mr. Bradley T. Prader serves as the Chairman of the Company’s Board of Directors.

Also effective as of the Closing, the existing officers of Goldpoint resigned, and the following officers were appointed by the newly constituted Board of Directors: Bradley T. Prader, President and Chief Executive Officer, Sean F. McManimon, Chief Operating Officer, Michael C. Hovdestad, Chief Legal Officer, and Steven G. Weismann, Chief Financial Officer.

The resumes of Goldpoint’s Directors and Officers are included earlier in this Form 8-K in Item 2.01 under the caption “Directors and Executive Officers, Promoters and Control Persons”.

None of the newly appointed officers and directors, nor any of their affiliates, currently beneficially own any equity securities or rights to acquire any securities of Goldpoint except as otherwise described in this Report, and no such persons have been involved in any transaction with Goldpoint or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), other than with respect to the transactions that have been described in this Report or in any prior reports filed by Goldpoint with the SEC. None of the newly appointed officers and directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Until otherwise determined, the full Board of Directors will undertake the duties of the Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of the Closing, pursuant to the provisions of the bylaws of Goldpoint, applicable to all holders of capital stock, the Board of Directors of Goldpoint, by resolution increased the number of directors on the Board of Directors of Goldpoint from one to seven.

In accordance with applicable laws, Goldpoint expects to consummate the Merger, among other things, change its name to Island Breeze International, Inc. in the future.  Reference is made to the disclosure set forth under Items 1.1, 2.01 (Description of Securities) of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06 Change in Shell Company Status

Reference is made to the disclosure set forth under Items 2.01 and 2.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of business acquired.

Financial Statements with Report of Independent Registered Public Accounting Firm for Island Breeze International for Years ended December 31, 2007 and December 31, 2008 and the Period from September 27, 2006 (inception) to December 31, 2008 are included in Exhibit 99.2.

The Unaudited Financial Statements of Island Breeze International for the three month period ended March 31, 2009 are included in Exhibit 99.3.
Pro Forma Financial Information for Goldpoint, as of December 31, 2008, and for the three month period ended March 31, 2009 are included in Exhibit 99.4.

(b)	Exhibits.
	2.1*	Agreement and Plan of Share Exchange, dated as of June 12, 2009, among Goldpoint Resources, Inc. and Olympian Cruises, LLC.
	3.1**	Articles of Incorporation of Goldpoint Resources, Inc.
	3.2**	By-Laws Incorporation of Goldpoint Resources, Inc.
	4.1*	Form of Convertible Promissory Note in the principal amount of $500,000 issued by Island Breeze International to Catino, SA dated May 23, 2008.
	4.2*	Form of Convertible Promissory Note in the principal amount of $4,000,000 issued by Island Breeze International to Catino, SA dated May 23, 2008.
	4.3*	Form of Convertible Promissory Note in the principal amount of $500,000 issued by Island Breeze International to Catino, SA dated September 3, 2008.
	4.4*	Form of Convertible Promissory Notes issued to investors, in the aggregate principal amount of $150,000, in June 2009.
	4.5*	Form of Convertible Promissory Note issued to Patrick Orr in the amount of $600,000, dated June 12, 2009.
	10.1*	Mortgage issued as of May, 2008 by Island Breeze International, as Mortgagor, to Catino, S.A., as Mortgagee.
	14**	Code of Ethics.
	16.1*	Letter from Accountants.
	23.1*	Consent of Accountants.
99.2*
Financial Statements with Report of Independent Registered Public Accounting Firm for Island Breeze International for Years ended December 31, 2007 and December 31, 2008 and the Period from September 27, 2006 (inception) to December 31, 2008.

	99.3*	The Unaudited Financial Statements of Island Breeze International for the three month period ended March 31, 2009.
	99.4*	Pro Forma Financial Information for Goldpoint, as of December 31, 2008, and for the three month period ended March 31, 2009.

Numbers with (*) are filed herewith.  Numbers with (**) have been incorporated by reference to our Form SB-2, filed on December 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Goldpoint Resources, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDPOINT RESOURCES, INC.

Date: June 17, 2009	By:	/s/